Exhibit 32.1

CEO and CFO CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. Section 1350)

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Remi Barbier, Chairman of the Board of Directors, President and Chief Executive Officer and Peter S. Roddy, Chief Financial Officer of Pain Therapeutics, Inc. (the “Company”), hereby certify that to the best of our knowledge:

1.	The Amendment No. 2 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and to which this certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and

2.	The information contained in this Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 24, 2004

/S/    REMI BARBIER

Remi Barbier,

Chairman of the Board of Directors,

President and Chief Executive Officer

/S/    PETER S. RODDY

Peter S. Roddy,

Chief Financial Officer